Exhibit 10.15

Mr. Erick Siffert

12808 NW Diamond Drive

Portland, OR 97229

Dear Erick Siffert:

It is my pleasure to extend the following offer of employment to you on behalf of Respect Your Universe, Inc. (“RYU”).

Title:  Chief Operating Officer “COO”

Reporting Relationship:  The position will report to: CEO

Job Description and Goals or Objectives:  Responsible for Sourcing, and Supply Chain.

Base Salary:  $180,000.00 on an annual basis, and subject to deductions for taxes and other withholdings as required by law or the policies of RYU.

Bonus:  TBD

Non-Compete and Confidential Information Agreement:  Our standard proprietary inventions and confidential information agreement must be signed prior to start.

Benefits:  The standard company health and dental insurance coverage are generally supplied per company policy. Eligibility for other benefits, will generally take place per company policy. Employee contribution to payment for benefit plans is determined annually.

Stock Options: An Option to purchase 100,000 shares of RYU common stock, vested over four years in yearly cliffs, to be approved and issued by RYU’s board of directors on Jan 1st, 2012, with an exercise price equal to the closing price of RYUN on such date, issued pursuant to the RYU 2011 Incentive Award Plan.

Vacation and Personal Emergency Time Off:  Vacation is accrued per company policy. Personal emergency days are generally accrued per company policy.

Expenses:  Normal and reasonable expenses will be reimbursed on a monthly basis per company policy and upon completion of the appropriate expense request form.

Start Date:  January 1st, 2012

Your employment with RYU shall be at-will and either party can terminate the relationship at any time with or without cause and with or without notice.

You acknowledge that this offer letter, represents the entire agreement between you and RYU and that no verbal or written agreements, promises or representations that are not specifically stated in this offer, are or will be binding upon RYU.

Signatures:

RESPECT YOUR UNIVERSE, INC.

/s/ Christopher Martens
Christopher Marterns

12/27/2011
Date

/s/ Erick Siffert
[Erick Siffert]

12-28-11
Date